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                                                                 Exhibit 10.2

              AMENDMENT TO EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER
("Agreement") made the 13th day of December, 1998, between STB SYSTEMS, INC., a Texas corporation (the "Company"), and RANDALL D. EISENBACH ("Executive").

     WHEREAS, Executive and the Company have executed an Employment Agreement dated as of November 1, 1996 (the "Employment Agreement"); and

     WHEREAS, under an Agreement and Plan of Reorganization dated as of December 13, 1998 (the "Merger Agreement"), the Company will become a wholly-owned subsidiary of 3Dfx Interactive, Inc., a California corporation ("3Dfx"); as of the Effective Time (as defined in the Merger Agreement) (the "Merger"); and

     WHEREAS, at the Effective Time of the Merger, 3Dfx will assume the Employment Agreement and become the employer thereunder; and

     WHEREAS, Executive and the Company desire to set forth in this Agreement the amended terms for Executive's continued employment following the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                                    FIRST

     The terms of this Agreement shall become effective only at the Effective Time of the Merger, at which time 3Dfx shall assume the Employment Agreement, as amended by this Agreement, and all references in such Employment Agreement and this Agreement to the "Company" shall be deemed to refer to 3Dfx. Paragraphs 1 and 2 of the Employment Agreement will be amended in their entirety to provide as follows:

"1. EMPLOYMENT. The Company hereby agrees to employ Executive and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Time of the Merger and expiring on the date that is the one year anniversary of such date (unless sooner terminated as hereinafter set forth); provided, however, that commencing on such anniversary date, and each annual anniversary of such date thereafter, the term of this Agreement shall automatically be extended for one additional year unless, at least 30 days prior to any such anniversary date, the Company or the Executive shall have given notice that it does not wish to extend this Agreement. The term of this Agreement, as it may from time to time be extended in accordance with this Paragraph, may be referred to herein as the "Period of Employment."

     2. POSITION AND DUTIES. Executive shall serve as the Senior Vice President of Texas Operations for the Company, performing the functions and duties as shall be prescribed from time to time provided that such functions and duties are consistent with and attendant to Executive's position or other positions that he may hold from time to time. Executive shall devote his full working time and efforts to the business and affairs of the Company and the promotion of its interests and perform all duties and services on behalf of the Company

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necessary to carry out such functions."

                              SECOND

     Subparagraphs 3a. and 3b. of the Employment Agreement will be amended in their entirety to read as follows:

     "3.  COMPENSATION AND RELATED MATTERS.

          a. BASE SALARY. Executive shall receive an annual base salary ("Base Salary") at the rate of Two Hundred Thirty Thousand Dollars and No/100 Cents ($230,000.00) during the period ending on the first anniversary of the Effective Time of the Merger. Thereafter, Executive's Base Salary shall be redetermined at least 30 days before each annual anniversary in an amount to be fixed by the Board of Directors of the Company or the Compensation Committee thereof. The term "Base Salary" as used in this Agreement shall mean, at any point in time, Executive's annual base salary at such time. The Base Salary shall be payable in substantially equal semi-monthly installments or in accordance with the Company's regular payroll practices.

          b. INCENTIVE COMPENSATION. In addition to Base Salary, Executive shall participate in the Company's incentive compensation plan for its senior executive management employees."

                                   THIRD

     Subparagraph 9c of the Employment Agreement will be amended to delete therefrom Subsection (A) in its entirety. Subsection (C) of the definition of "Good Reason" in Subparagraph 9d of the Employment Agreement will be amended in its entirety to reflect more clearly the original intent of the parties, to read as follows:

     "(C) without Executive's consent, a reduction of Executive's Base Salary to an amount less than previously determined and fixed for the immediately preceding twelve-month period by the Compensation Committee in accordance with Subparagraph 3(a) other than a reduction deemed necessary by the Board for all executive officers;"

                                    FOURTH

     Paragraph 12 of the Employment Agreement will be amended in its entirety to provide as follows:

     "12. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     if to the Executive:

          At his home address as shown

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          in the Company's personnel records;

     if to the Company:

          3Dfx Interactive, Inc.
          4435 Fortran Drive
          San Jose, CA  95134
          Attn: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt."

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                        STB SYSTEMS, INC.

/s/ Randall D. Eisenbach                /s/ William E. Ogle
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RANDALL D. EISENBACH                    By:
                                        Its.:  Chief Executive Officer
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